Exhibit 10.1

EXECUTION VERSION

Registration Rights Agreement

by and between

GREENBACKER RENEWABLE ENERGY CORPORATION,

GREENBACKER RENEWABLE ENERGY COMPANY LLC

and

The initial HOLDERS

as defined herein

Dated as of May 19, 2022

Table of Contents

Registration Rights Agreement

Schedule I

- i -

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of May 19, 2022, by and between Greenbacker Renewable Energy Corporation, a Maryland corporation (the “Company”), Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Parent”), and the initial holders listed on Schedule I hereto (each an “Initial Holder”, and collectively the “Initial Holders”).

PRELIMINARY STATEMENTS

WHEREAS, Parent and Greenbacker Group, LLC (“Group LLC”) desire to enter into a management internalization transaction (the “Management Internalization Transaction”) pursuant to which, in accordance with the terms and subject to the conditions specified in that certain contribution agreement, by and between the Parent and Group LLC, dated as of May 19, 2022 (the “Contribution Agreement”) and certain related agreements, Parent will acquire the business of Group LLC, subject to certain liabilities;

WHEREAS, pursuant to the Contribution Agreement, the consideration to be received by the Group LLC in the Management Internalization Transaction will consist of 24,055,179.112 Class P-I Common Shares (the “Class P-I Shares”) in Parent and 13,071,152.535 Class EO Common Shares (the “Earnout Shares”) in Parent which, upon the achievement certain conditions specified in the Certificate of Share Designation of Class EO Common Shares of Parent (the “Certificate of Designation”), will become Participating Earnout Shares (as defined in the Certificate of Designation);

WHEREAS, the Contribution Agreement contemplates that Parent will contribute the business acquired from Group LLC, subject to assumed liabilities, to the Company and, upon completion of such contribution, the sole asset held by Parent will be shares of common stock of the Company;

WHEREAS, the Company (or its successor) may determine in the future to engage in an initial public offering and listing on a national securities exchange of shares of common stock of the Company (or its successor);

WHEREAS, following the completion of the Management Internalization Transaction, Group LLC plans to distribute to its members the Class P-I Shares and Earnout Shares (collectively, the “Internalization Shares”) expected to be issued to Group LLC in the Management Internalization Transaction;

WHEREAS, Parent will issue to GB Liquidation Performance Holder LLC, a wholly-owned Delaware limited liability company subsidiary of Group LLC (the “LPU Holder”), a Liquidation Performance Share (as defined in the Parent Operating Agreement), which will in general embody the liquidation performance component of the “Special Unit” that had been held by GREC Advisors, LLC, a wholly-owned indirect subsidiary of Group LLC, prior to the Management Internalization Transaction;

WHEREAS, Group LLC, as the sole owner of the LPU Holder, intends to distribute to its members the equity interests of the LPU Holder held by Group LLC;

WHEREAS, following the receipt by the LPU Holder of any Class P-I of Parent or other consideration received in respect of the Liquidation Performance Share, the LPU Holder may distribute such Class P-I Shares or other consideration to its members;

WHEREAS, following the completion of an initial public offering by the Company (or its successor), Parent may in the future repurchase or redeem the Internalization Shares and any Class P-I Shares of Parent issued in respect of the Liquidation Performance Share (“LPU Shares”) in exchange for shares of common stock of the Company (or its successor), or distribute shares of common stock of the Company (or its successor) to holders of Internalization Shares or LPU Shares;

WHEREAS, in connection with the Management Internalization Transaction, Parent and the Company have agreed to grant Holders the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Definitions. Capitalized words and phrases used in this Agreement shall have the meanings set forth below.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” has the meaning set forth in Section 5.01.

“Agreement” has the meaning set forth in the Preamble.

“Blackout Notice” has the meaning set forth in Section 2.04(d).

“Blackout Period” has the meaning set forth in Section 2.04(b).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York are required or authorized to be closed for the conduct of regular banking business. If the date set for any action hereunder is a date other than a Business Day, then such date shall be the next succeeding day that is a Business Day.

“Claims” has the meaning set forth in Section 5.01.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company (or its successor).

“Company” has the meaning set forth in the Preamble.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“FINRA” means the Financial Industry Regulatory Authority.

“Holders” means (i) each Initial Holder for so long as it holds Registrable Securities directly, (ii) any member of an Initial Holder to whom Registrable Securities have been distributed by such Initial Holder for so long as such Person holds Registrable Securities, or (iii) any Eligible Assignee of Registrable Securities who becomes a party to this Agreement pursuant to Section 6.04 of this Agreement for so long as such Eligible Assignee holds Registrable Securities. Any Holder may permanently opt out of this Agreement by written notice to the Company (an “Opting-Out Holder”).

“Holders’ Counsel” means, with respect to any particular registration of Registrable Securities, counsel to the Holders of Registrable Securities participating in such registration, which counsel shall be selected by the Majority Holders and shall be reasonably satisfactory to the Company. For the avoidance of doubt, any Holder may engage counsel in addition to Holders’ Counsel provided such Holder remains responsible for the expenses of such additional counsel except as otherwise provided herein.

“Initial Holders” means Greenbacker Group LLC and GB Liquidation Performance Holder LLC.

“Inspectors” has the meaning set forth in Section 4.01(i).

“IPO” means the initial registered public offering of the Common Stock in the United States.

“Listing” means the listing of the Common Stock on a securities exchange registered as a “national securities exchange” under Section 6 of the Exchange Act.

“Major Holder” means a Holder who holds Registrable Securities with a Market Value of at least $5,000,000 as of the day immediately preceding the date that a Shelf Offering Request is sent to the Company.

“Majority Holders” means one or more Holders who hold at least a majority of the Registrable Securities then outstanding.

“Market Value” means the average of the daily market price of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of a written request for an Underwritten Offering pursuant to Section 2.01(e). The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the Common Stock shall be determined by the Board acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Notice and Questionnaire” has the meaning set forth in Section 2.01(b).

“Person” means any individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by a prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Registrable Securities” means (a) Common Stock issued or issuable to Holders upon the redemption, repurchase, conversion of, or in exchange for, or otherwise distributed to Holders in respect of, Internalization Shares or LPU Shares or other Equity Interests of Parent, (b) any additional Common Stock acquired by the Holders from time to time, and (c) any Common Stock that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any securities referred to in clause (a) or (b) above by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided that Registrable Securities shall cease to be Registrable Securities when: (v) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (w) such securities are sold pursuant to Rule 144 or 145 (or any similar provision then in force) under the Securities Act; (x) such securities having otherwise been transferred, a new certificate or other evidence of ownership for them not bearing the legend or notation restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (y) with respect to any Holder other than a Major Holder, Rule 144 or 145 or another similar exemption under the Securities Act is available for the sale of such Holder’s shares without volume limitations, registration or other reporting obligation; or (z) such securities shall have ceased to be outstanding. Common Stock held by any Opting-Out Holder shall no longer be deemed Registrable Securities

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation: (a) all SEC, stock exchange, FINRA and other registration, listing and filing fees; (b) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum or legal investment survey); (c) all expenses of the Company and the Underwriters in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement; (d) the reasonable fees and disbursements of counsel for the Company and of one Holders’ Counsel; (e) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company; (f) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer; and (g) any fees and disbursements of the Underwriters customarily paid by issuers or sellers of securities, provided, however, that Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities or any stock transfer taxes applicable to the sale of Registrable Securities (“Selling Expenses”).

“Registration Statement” means any registration statement of the Company that is prepared that covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Resale Shelf Effective Date” has the meaning set forth in Section 2.01(a).

“Resale Shelf Registration Statement” has the meaning set forth in Section 2.01(a).

“SEC” means the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” has the meaning set forth in the definition of Registration Expenses set forth above.

“Shelf Effectiveness Period” has the meaning set forth in Section 2.01(c).

“Shelf Offering” has the meaning set forth in Section 2.01(e).

“Shelf Offering Notice” has the meaning set forth in Section 2.01(e).

“Shelf Offering Request” has the meaning set forth in Section 2.01(e).

“Shelf Registrable Securities” has the meaning set forth in Section 2.01(e).

“Shelf Registration” means any registration required to be effected by the Company pursuant to Section 2.01.

“Underwriters” means the underwriters, if any, of the offering being registered under the Securities Act.

“Underwritten Offering” means a sale of Common Stock to an Underwriter or Underwriters for reoffering to the public.

ARTICLE II

REGISTRATION UNDER THE SECURITIES ACT

Section 2.01         Shelf Registration.

(a)             Shelf Registration Rights. Subject to Section 2.04, the Company agrees to use commercially reasonable efforts to file with the SEC not later than 12 months from the beginning of the first full calendar month following the closing of the IPO or a Listing (should either one occur) with the SEC a “shelf” registration statement on Form S-3 (or a similar successor form established by the SEC) with respect to the resale of all of the Registrable Securities by the Holders thereof (a “Resale Shelf Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall have the right to include Common Stock or other securities to be sold for its own account or other Holders in the Resale Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (the “Resale Shelf Effective Date”). The Resale Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.

(b)             Notice. At least 20 Business Days prior to the Company’s anticipated filing of the Resale Shelf Registration Statement, the Company shall provide written notice to the Holders of such anticipated filing and shall provide all Holders with a form of the Notice and Questionnaire (the “Notice and Questionnaire”) to be completed by each Holder desiring to have any of such Holder’s Registrable Securities included in the Resale Shelf Registration Statement. The Notice and Questionnaire provided shall solicit information from each Holder regarding the number of Registrable Securities such Holder desires to include in the Resale Shelf Registration Statement and such other information relating to such Holder as the Company determines is reasonably required in connection with the Resale Shelf Registration Statement, including, without limitation, all information relating to such Holder required to be included in the Resale Shelf Registration Statement or that may be required in connection with applicable FINRA or other regulatory filings to be made in connection with the Resale Shelf Registration Statement. The Company shall include in such Resale Shelf Registration Statement any Registrable Securities requested to be included by any Holder that has delivered a duly completed and executed Notice and Questionnaire five (5) Business Days after receipt of the form of Notice and Questionnaire.

(c)             Shelf Registration Effectiveness. Subject to Sections 2.01(d) and 2.03 hereof, the Company shall use commercially reasonable efforts to keep any Resale Shelf Registration Statement continuously effective under the Securities Act for the period (the “Shelf Effectiveness Period”) beginning on the Resale Shelf Effective Date and ending on the date that all of the Registrable Securities registered under a Resale Shelf Registration Statement cease to be Registrable Securities. During the Shelf Effectiveness Period, the Company shall supplement or make amendments to the Resale Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(d)            Shelf Registration Subsequent Filings. The Company shall prepare and file such additional Registration Statements as necessary and use its commercially reasonable efforts to cause such Registration Statements to be declared effective by the SEC so that a Resale Shelf Registration Statement remains continuously effective, subject to Section 2.04, with respect to the Registrable Securities as and for the period required under paragraph (c), as applicable (such subsequent Registration Statements to constitute a Resale Shelf Registration Statement hereunder).

(e)            Offerings.

(i)          In the event that a Resale Shelf Registration Statement is effective, any Major Holder shall have the right at any time or from time to time to elect to sell pursuant to an offering (including any Underwritten Offering or underwritten block trade, but only if the aggregate proceeds expected to be received from the sale of Registrable Securities by such Major Holder and other Holders participating in such offering equals or exceeds $25 million, as determined in good faith by the Company after receiving the Shelf Offering Request (as defined below)) of the Registrable Securities available for sale pursuant to such Resale Shelf Registration Statement (“Shelf Registrable Securities”), so long as the Resale Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses and the Holders whose Registrable Securities are included in such offering shall pay all Selling Expenses in connection therewith. If any offering pursuant to a Resale Shelf Registration Statement is an Underwritten Offering, a majority of Holders participating in such offering (with consent of the Company) shall have the right to select the managing Underwriter or Underwriters to administer any such Underwritten Offering. The Major Holder shall make such election for an offering by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Major Holder desires to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than three (3) Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other Holders of Shelf Registrable Securities (other than Opting-Out Holders). The Company shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) subject to (iii) and Article III within seven (7) days after the receipt of the Shelf Offering Notice. The Company shall as expeditiously as possible, and in any event within twenty (20) days after the receipt of a Shelf Offering Request (unless a longer period is agreed to by the Holder that made the Shelf Offering Request), use its commercially reasonable efforts to facilitate such Shelf Offering. Notwithstanding the foregoing, (i) the Company shall not be obligated to effect more than two (2) Shelf Offerings that are Underwritten Offerings during any 12-month period following the Resale Shelf Effective Date; and (ii) the Company shall not be obligated to effect, or take any action to effect, a Shelf Offering (A) within ninety (90) days following the last date on which a Shelf Offering was effected pursuant to this paragraph (e) or during any lock-up period required by the Underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (B) within 20 days of an Underwritten Offering conducted by the Company on its own behalf that has occurred or is scheduled to occur. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(ii)         Notwithstanding the foregoing, if any Major Holder wishes to engage in an underwritten block trade off of a Resale Shelf Registration Statement, then notwithstanding the foregoing time periods, such Major Holder only needs to notify the Company of the block trade Shelf Offering five (5) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Major Holder wishing to engage in the block trade) and the Company shall notify the other Holders of Registrable Securities and such other Holders of Registrable Securities must elect whether or not to participate on the day prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such offering subject to (iii) and Article III (which may close as early as three (3) Business Days after the date it commences); provided that such Major Holder and the other participating Holders shall use commercially reasonable efforts to work with the Company and the Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(iii)        If a Shelf Offering is an Underwritten Offering (including a block trade) and the managing Underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such Underwriters, can be sold, without any such adverse effect, pro rata among all Holders, on the basis of the amount of Registrable Securities owned by each such Holder.

(f)           In addition to the provisions set forth in Section 2.04, the Company shall not be obligated to file a Shelf Registration Statement or take any action to effect a Shelf Offering during a period when Holders are prohibited from selling their Registrable Securities or the Company is prohibited from filing a registration statement pursuant to the terms of a lock-up agreement entered into by the Holders, the Company or Parent, unless the Holders, the Company and/or Parent, as applicable, have obtained the consent of the counterparty or counterparties to such lock-up agreement.

(g)          Any Holder that has requested inclusion in a Shelf Offering may, at any time prior to the consummation of a Shelf Offering (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion; provided, however, that, such revoking Holder or Holders shall reimburse the Company for all of the Registration Expenses incurred by the Company by reason of such inclusion and revocation and, to the extent that the Shelf Offering is withdrawn as a result of any such revocation or revocations, such withdrawal shall be treated as a Shelf Offering which shall have been effected pursuant to Section 2.01(e)(i).

Section 2.02         Expenses.

(a)            The Company shall pay all Registration Expenses in connection with any Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration; provided, that the Holder shall pay Registration Expenses arising in connection with any supplements or amendments to a Registration Statement or Prospectus to the extent resulting from a misstatement furnished to the Company by such Holder.

(b)            Each Holder shall pay all Selling Expenses in the distribution of such Holder’s Registrable Securities pursuant to any registration pursuant to this Article II.

(c)            In the event the Company shall, in accordance with Section 2.04 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, then notwithstanding anything in this Section 2.02 to the contrary, all of the costs reasonably incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

Section 2.03             Conversions; Exercise.

(a)              Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to this Article II, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

(b)              Notwithstanding anything to the contrary herein, in the event that the Company has a class of common equity securities listed on national securities exchange, and any Registrable Securities proposed to be included by a Holder in any registration pursuant to this Agreement are at the time of such registration convertible into or exchangeable for such class of common equities securities, the Company shall have the right to require such Holder to include the common equity securities issuable to such Holder upon conversion or exchange of such Registrable Securities.

Section 2.04             Postponements.

(a)              The Company shall be entitled to postpone the filing or effectiveness (but not the preparation) of a Shelf Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration (including any offering requested pursuant to Section 2.01(e)) during any Blackout Period (i) if the Board determines in good faith that effecting such registration or continuing such disposition at such time would materially impede, delay or interfere with any material transaction involving Parent, the Company or any of its subsidiaries, or (ii) if the Company is in possession of material information which the Board determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time.

(b)              The Company may delay the filing or effectiveness (but not the preparation) of a Shelf Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration (including any offering requested pursuant to Section 2.01(e)) only for a reasonable period of time not to exceed 90 days (or such earlier time as such transaction referenced in clause (a) above is consummated or no longer proposed or the material information has been made public) (the “Blackout Period”).

(c)              There shall not be more than two Blackout Periods, not to exceed 120 days in the aggregate, in any 12-month period.

(d)              Prior to the start of the Blackout Period, the Company shall promptly notify the Holders in writing (a “Blackout Notice”) of the decision to postpone a Shelf Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration (including any offering requested pursuant to Section 2.01(e)) pursuant to this Section 2.04 and shall include a general statement of the reason for such postponement or discontinuation, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Shelf Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume.

(e)              In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be in the Company’s sole discretion.

(f)               Each Holder shall treat all notices received from the Company pursuant to this Section 2.04 in the strictest confidence and shall not disseminate such information except as may otherwise be required by applicable law. For the avoidance of doubt, the Company shall not provide any notices under this Section 2.04 to any Opting-Out Holders.

ARTICLE III

HOLDBACK ARRANGEMENTS

Section 3.01               Restrictions on Sale by Holders of Registrable Securities or Equity Securities of Parent. Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of Registrable Securities (other than pursuant to a registration on Form S-4 or Form S-8 or any successor to such forms), that, in its opinion, the number of Registrable Securities requested to be included in such registration or offering (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the number of such Registrable Securities to be included in such registration or offering shall be allocated pro rata among the Holders based on the relative number of Securities proposed to be offered in such offering and each Holder shall not make any short sale or loan of, grant any option for the purchase of, pledge or offer or effect any private or public sale or distribution of, including a sale pursuant to Rule 144 (or any successor provision having similar effect) under the Securities Act, any Registrable Securities or Equity Securities of Parent (or any security exercisable, exchangeable or redeemable for, or convertible into, Registrable Securities or Equity Securities of Parent) whether such Registrable Securities or Equity Securities of Parent are then owned by the Holder or acquired thereafter (except as part of such underwritten registration or offering), during the 17 days prior to, and during such time period not to exceed 180 days as the sole or lead managing Underwriter shall agree to, beginning on the effective date of the applicable Registration Statement or any other registration statement filed by the Company for the registration of Registrable Securities or the commencement of such offering, as the case may be. Such restrictions shall be subject to reasonable and customary exceptions, including, without limitation, the right of a Holder to make transfers to certain Affiliates and transfers related to securities owned by Holders as a result of open market purchases made following the closing of the IPO. This Section 3.01 shall not apply to any Opting-Out Holder.

Section 3.02        Confidentiality of Notices. Any Holder receiving any notice from the Company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any Person other than as necessary to exercise its rights under this Agreement or as may be required by applicable law. For the avoidance of doubt, the Company shall not provide any notices under this Article III to any Opting-Out Holders.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.01         Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Article II of this Agreement, the Company shall, as expeditiously as reasonably practicable:

(a)            prepare and file with the SEC the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall: (i) provide selling Holders’ Counsel with an adequate and appropriate opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC; and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which selling Holder’s Counsel shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b)            prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary: (i) to keep such Registration Statement effective; and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the selling Holder(s) thereof set forth in such Registration Statement; provided, however, that except with respect to any Shelf Registration, such period need not extend beyond 90 days after the effective date of the Registration Statement; and provided, further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.01 of this Agreement, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, to the extent applicable);

(c)            furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(d)            prior to any Underwritten Offering of Registrable Securities, use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to; (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.01(d); (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)            use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities applicable to the Company as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

(f)             promptly notify each selling Holder of Registrable Securities covered by such Registration Statement and, if requested by such selling Holder, selling Holders’ Counsel, and the sole or lead managing Underwriter, if any:

(i)          when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii)         of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information;

(iii)        of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose;

(iv)        of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(v)         of the existence of any fact of which the Company becomes aware or the happening of any event which results in: (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading; or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)        if at any time the Company’s representations and warranties or, to the Company’s knowledge, any other representations and warranties contained in the underwriting agreement with respect to any Underwritten Offering cease to be true and correct in all material respects; and

(vii)       of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment.

(g)            if the notification under paragraph (f) relates to an event described in any of the clauses (ii) through (vii) of paragraph (f) (subject to the provisions of Section 2.04), use its commercially reasonable efforts to prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document as promptly as reasonably practicable so that:

(i)           such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii)          as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and the Company shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended).

(h)            If the notification under paragraph (f) relates to an event described in clause (iii) of paragraph (f), take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(i)             make available for inspection by any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, selling Holders’ Counsel and any accountant retained by any such seller or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time, and as shall be necessary, in the opinion of such Inspectors to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

(j)             obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in Underwritten Offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter; provided, however, that the obligation to provide a “cold comfort” letter shall be contingent upon the selling Holder providing to the accountants the appropriate representation letter, if any, required by the rules governing the accounting profession;

(k)            provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

(l)             otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement: (i) commencing at the end of any calendar month in which Registrable Securities are sold to Underwriters in an Underwritten Offering; and (ii) commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)           as may be reasonably requested, enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents;

(n)            cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

(o)            cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three Business Days prior to any sale of Registrable Securities;

(p)            if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

(q)            in connection with an Underwritten Offering, causing its officers to participate in “road shows” as reasonably requested by the Underwriters.

Section 4.02         Seller Information and Obligations.

(a)            The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition as the Company may from time to time reasonably request in writing; provided, that at least 20 Business Days prior to the first anticipated filing date of any Registration Statement or Prospectus, the Company shall notify each Holder of the information the Company requires in order to have the Registrable Securities included in the Registration Statement. Each Holder shall provide such information in writing to the Company within 15 Business Days after receipt of the above-described notice from the Company. Any such information provided by a Holder shall be used only in connection with such registration.

(b)            If any Registration Statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the registrant, then such Holder shall have the right to require: (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company; and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law or applicable stock exchange rules then in force, the deletion of the reference to such Holder.

Section 4.03         Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.01(f)(ii) through (vii) of this Agreement, if so requested by the Company, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.01(g) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.01(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.01(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.01(g) or shall otherwise be permitted to continue disposition of Registrable Securities.

ARTICLE V

INDEMNIFICATION; CONTRIBUTION

Section 5.01        Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and reasonable expenses (as incurred or suffered and including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other reasonable charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to a Holder the extent that (x) any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by such Holder concerning such Holder expressly for use therein or (y) in the case of an occurrence of an event of the type specified in any of Section 4.01(f)(ii) to (vii), the use by such Holder or its Agent of an outdated or defective Prospectus after such Holder or Agent has received actual notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Article V and shall survive the transfer of securities by such Holder or Underwriter. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities to the extent required to do so pursuant to the applicable underwriting agreement with the Underwriters with respect to such Underwritten Offering.

Section 5.02        Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Agents, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) against any and all Claims, insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder about the Holder specifically stating that it was expressly for use therein or (ii) in the case of an occurrence of an event of the type specified in any of Section 4.01(f)(ii) to (vii), the use by such Holder or its Agent of an outdated or defective Prospectus after such Holder or Agent has received actual notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented Prospectus, but only if, and to the extent that, following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected; provided, however, that in all cases the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.02 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

Section 5.03         Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article V, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to this Article V: (a) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, further, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Article V, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article V; and (b) permit such indemnifying party to assume the defense of such claim with one counsel reasonably satisfactory to the indemnified party; provided, further, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (iii) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party); or (iv) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution shall be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment: (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party; and (z) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

Section 5.04         Contribution. If the indemnification provided for in Section 5.01 or 5.02 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.03, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.04 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.04 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 5.05         Other Indemnification. Indemnification similar to that specified in the preceding Section 5.01 and 5.02 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

Section 5.06         Indemnification Payments. The indemnification and contribution required by this Article V shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

ARTICLE VI

GENERAL

Section 6.01         Availability of Information; Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that during the period it is required to file reports under the Securities Act or the Exchange Act it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the requirements set forth in this Section 6.01.

Section 6.02         Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Majority Holders; provided, that any such amendment, modification, supplement, waiver or consent to departure that disproportionately materially adversely affects the rights or obligations of any Holder shall not be effective against such Holder without the prior written consent of such Holder; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, waiver or consent to departure. Notwithstanding the foregoing, this Agreement shall be terminated only upon the occurrence of one or more of the following: (a) the prior written consent of all of the parties hereto; (b) the dissolution of the Company; and (c) the disposition of all Registrable Securities held by the Holders.

Section 6.03         Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be delivered by mail or delivery by hand, email or recognized overnight delivery service (with charges prepaid), addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section 6.03:

(i)           If to the Company, to:

Greenbacker Renewable Energy Corporation

230 Park Avenue, Suite 1560

New York, NY 10169

Attention: General Counsel

Email: general.counsel@greenbackercapital.com

and to:

Clifford Chance US LLP

31 W 52nd Street

New York, NY, 10019

Attention:     Jay L. Bernstein

 Jacob A. Farquharson

Email:	jay.bernstein@cliffordchance.com

       Jacob.farquharson@cliffordchance.com

(ii)	If to any Holder, to the address, or email address provided by the Holder set forth on Schedule I hereto.

All such notices and communications shall be effective if mailed, three Business Days after the date deposited in the mails by certified or registered mail, postage prepaid, return receipt requested; or if delivered by e-mail, on the date of delivery if delivered prior to 5:00pm local time and such date is a Business Day, and otherwise on the next Business Day.

Section 6.04         Successors and Assigns. Each Holder may transfer its rights under this Agreement with respect to its Registrable Securities (A) to any Person with the prior written consent of the Company; (B) to a transferee if such transferee is (x) an Affiliate of such Holder or (y) a family member or trust for the benefit of an individual Holder; and (C) in connection with effecting an in-kind or similar distribution of all or part of its Registrable Securities to such Holder’s direct or indirect equityholders. Any such transferee permitted by this Section 6.04 (an “Eligible Assignee”) must agree in writing to be bound by the provisions of this Agreement (and execute a counterpart signature page or joinder agreement hereto setting forth such obligations) in order to become a party to this Agreement; provided that any such transferee may elect by written notice to the Company to become an Opting-Out Holder. Except as set forth in this Section 6.05, the rights under this Agreement are not transferable by a Holder.

Section 6.05        Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 6.06         Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (e) “or” is not exclusive; and (f) provisions apply to successive events and transactions.

Section 6.07         Severability. In the event that any one or more of the provisions, paragraphs, words, clauses phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 6.08         Governing Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, excluding the conflict of laws provisions thereof.

Section 6.09         Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

Section 6.10         Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

Section 6.11        Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

Section 6.12         Jurisdiction, Etc. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION, SUIT OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT; PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 6.12 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION, SUIT OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE ADDRESS SET FORTH ON THE BOOKS AND RECORDS OF THE COMPANY. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 6.13        Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.14         Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.15         Construction. The Company and the Holders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

GREENBACKER RENEWABLE ENERGY CORPORATION,
a Maryland corporation

By:	/s/Charles Wheeler
Name: Charles Wheeler
Title: President and Chief Executive Officer

PARENT:

GREENBACKER RENEWABLE ENERGY COMPANY LLC.,
a Delaware limited liability company

By:	/s/Richard Butt
Name: Richard C. Butt
Title: Chief Financial Officer

Schedule 1

Holder Name	Holder Address
Greenbacker Group LLC	30 Danforth Street, STE 206 Portland, Maine 04101
GB Liquidation Performance Holder LLC	30 Danforth Street, STE 206 Portland, Maine 04101